EXHIBIT 2


                            AGREEMENT OF JOINT FILING


        Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, par value $0.001 per share, of Commodore Applied Technologies, Inc. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated:  November 27, 2000
                                                William J. Russell

                                          /s/ William J. Russell
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                                                Nancy Russell


                                          /s/ Nancy Russell
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                                                Tamie P. Speciale


                                          /s/ Tamie P. Speciale
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                                                George H. Speciale


                                          /s/ George H. Speciale
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